Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC.

ANNOUNCES GROWTH IN EARNINGS

Culpeper, VA, October 23, 2006 - Virginia Financial Group, Inc. (NASDAQ: VFGI) (VFG) today reported third quarter 2006 earnings of $5.1 million, an increase of 7.4% compared to earnings of $4.7 million for the third quarter of 2005. Net income per diluted share was $.47, an increase of 9.3% compared to $.43 for the same period in 2005. VFG’s earnings for the third quarter of 2006 produced an annualized return on average assets (ROA) of 1.27% and an annualized return on average equity (ROE) of 13.88%, compared to prior year ratios of 1.26% and 14.03%, respectively. For the first nine months of 2006, net income was $14.8 million, up 11.9% from $13.2 million for the same period in 2005. Net income per diluted share was $1.36, up 11.5% from $1.22 for the first nine months of 2005. ROA and ROE for the nine month period was 1.27% and 13.91%, respectively, compared to 1.20% and 13.60% for the same period in 2005.

O.R. Barham, Jr., President and CEO, commented, “We are proud of our results for the quarter, particularly in light of a sharply cooled real estate market in several of our legacy markets. Margin pressure accelerated during the quarter, exacerbated by accelerating funding costs and disintermediation of core deposits into higher cost time deposits and VFG commercial paper, which represents sweep funds of significant commercial banking demand deposit customers. In spite of such trends, the net interest margin was a respectable 4.21% for the quarter. We continue to have improved earnings contribution from our Virginia Commonwealth Trust Company affiliate, which helped to offset slowing revenue growth associated with our banking affiliates. Asset quality continues to be solid. While we anticipate a continuation of challenging market dynamics during the fourth quarter, we remain confident in our ability to continue our success.”

Net Interest Income

Net interest income amounted to $15.2 million for the third quarter, up $512 thousand or 3.5% compared with $14.7 million for the same quarter in 2005. For the nine months ended September 30, 2006, net interest income was $45.3 million, an increase of $3.7 million or 8.8% from $41.6 million for the same period in 2005. Improvements in the growth and mix of average earning assets were primary contributors to this growth. The net interest margin for the third quarter of 2006 was 4.21%, down fourteen basis points sequentially compared to 4.35% for the second quarter of 2006, and down fifteen basis points when compared to 4.36% for the third quarter of 2005. The net interest margin for the nine month period ended September 30, 2006 was 4.31%, compared to 4.25% for the same period in 2005. Further margin contraction is likely in the fourth quarter.

Non-Interest Income

Total non-interest income was $3.9 million for the third quarter of 2006, essentially flat with the $3.9 million for the third quarter of 2005 and the $3.9 million for the second quarter of 2006. Retail banking fee income increased $48 thousand or 2.8% to $1.8 million, compared to $1.7 million in the third quarter of 2005. Mortgage banking revenue amounted to $686 thousand, a decrease of $336 thousand or 32.9%, as compared to $1.0 million for the third quarter of 2005, and down sequentially $167 thousand or 19.6% from the second quarter of 2006. Revenues from trust and brokerage for the third quarter were $897 thousand, up $43 thousand or 5.0% compared to $854 thousand in the third quarter of 2005. Fiduciary and brokerage assets under management were $576 million at September 30, 2006, representing a 13.2% growth rate for the nine month period. Included in non-interest income during third quarter 2006 was a net gain on sale of real estate of $216 thousand and income associated with an investment in bank owned life insurance of $120 thousand.

Non-interest Expense

Non-interest expense for the third quarter of 2006 amounted to $11.8 million, up $665 thousand or 6.0% from $11.1 million for the same period in 2005, and up sequentially $304 thousand or 2.7% from the second quarter of 2006. For the nine month period ended September 30, 2006, non-interest expense amounted to $34.4 million, an increase of $2.0 million or 6.1% over $32.4 million for the same period in 2005. These increases reflect operating costs associated with the openings of the Seminole Trail, Mill Creek and Langhorne Road branches during the past nine months. Professional fees associated with business advisory services and recruiting fees also added to the increase for the quarter. VFG’s efficiency ratio was 60.8% for the quarter, compared to 58.3% for the same quarter in 2005. For both the nine month period ended September 30, 2006, and 2005 the efficiency ratio was 59.6%. Management anticipates some increase in operating expenses associated with the hiring of four additional commercial loan officers during the later stages of the third quarter, and the opening of our thirty-ninth and fortieth branches during the fourth quarter.

Loan Portfolio

Average loans for the third quarter were $1.19 billion, up $56.1 million or 4.9% from the third quarter of 2005, and flat sequentially with the $1.19 billion for the second quarter of 2006. Period end loans were up $5.2 million for the quarter and $61.4 million for the nine month period. While pipelines are down significantly from peaks experienced in early 2006, activity and levels appear to have stabilized. In addition, the previously mentioned additions to our commercial lending staff should supplement some loan growth in the fourth quarter.

Deposits and Borrowings

Average deposits for the third quarter were $1.28 billion, up $26.8 million or 2.1% from the third quarter of 2005, and up sequentially from the $1.26 billion for the second quarter of 2006. Average borrowings for the third quarter amounted to $148.2 million, an increase of $67.0 million or 83.0% compared to the same period in 2005, and up sequentially $4.3 million or 3.0% from the second quarter of 2006. Average balances in VFG commercial paper, which represents sweep funds of significant commercial demand deposit customers of each affiliate bank, increased to $56.5 million for the quarter, compared to $10.8 million for the same period in 2005.

Capital

At September 30, 2006 VFG had total assets of $1.59 billion, compared to $1.50 billion at September 30, 2005. Shareholder’s equity at September 30, 2006 was $147.1 million, an increase of $13.0 million or 9.7% compared to September 30, 2005. Shareholder’s equity represented 9.24% of total assets at September 30, 2006, while tangible equity capital represented 8.21% of tangible assets at September 30, 2006. Book value at September 30, 2006 was $13.72 per share, compared to $12.47 at September 30, 2005.

Asset Quality

Asset quality remains strong, with VFG’s ratio of non-performing assets as a percentage of total assets amounting to .18% as of September 30, 2006, compared to .11% at September 30, 2005 and .16% at June 30, 2006. Net charge-offs (recoveries) as a percentage of average loans receivable amounted to (.02)% for the quarter and (.01)% for the nine month period ended September 30, 2006, compared to none and .02% for the same periods in 2005. At September 30, 2006, the allowance for loan losses was approximately five times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.19%. VFG did not record a provision for loan losses for the third quarter, compared to $503 thousand for the three months ended September 30, 2005. Factors that lead to the reduction in provision included the receipt of loss recoveries of $357 thousand during the quarter, including a large unanticipated recovery of $289 thousand, as well as reduced loan growth and continuing strong asset quality during the period.

Charter Consolidation

VFG previously announced on October 16 that it will combine its Second Bank & Trust (Culpeper) affiliate and Virginia Heartland Bank (Fredericksburg) affiliate. The combined bank will retain the Second Bank & Trust name and charter, with 15 branches and pro forma assets of $715 million at September 30, 2006. The move is designed to create banks of sufficient size and depth to compete more effectively and accelerate growth prospects. The two banks to be combined are geographically contiguous, share increasingly similar market dynamics and offer the opportunity to create efficiencies and management depth. Pending regulatory approval, the banks will be combined in February 2007.

Branching

VFG had one new branch open during the third quarter, a Planters Bank branch located at 2102 Langhorne Rd. in Lynchburg, Virginia. This 14,000 square foot two story building will serve as a main office facility for several current and future sites in various stages of planning for that market. This branch represents the second entry into that market. Groundbreaking occurred as scheduled for two additional locations, including a branch at 1391 South High Street in Harrisonburg, Virginia, and a new main office facility for our Virginia Heartland affiliate located on Route 1 in Fredericksburg, Virginia. Subsequent to the end of the quarter, VFG’s Second Bank affiliate opened its third branch in Charlottesville, a leased facility located at 1924 Arlington Boulevard in Charlottesville, Virginia. Planters Bank has also established a loan production operation in the greater Winchester market.

About VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Culpeper; Virginia Heartland Bank – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of thirty-nine branches serving Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gain on sale of securities. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP”.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	9/30/2006	9/30/2005
INCOME STATEMENT
Interest income - taxable equivalent	$25,246	$21,091	19.70%
Interest expense	9,582	6,040	58.64%
Net interest income - taxable equivalent	15,664	15,051	4.07%
Less: taxable equivalent adjustment	495	394	25.63%
Net interest income	15,169	14,657	3.49%
Provision for loan and lease losses	—	503	-100.00%
Net interest income after provision for loan and lease losses	15,169	14,154	7.17%
Noninterest income	3,898	3,870	0.72%
Noninterest expense	11,759	11,094	5.99%
Provision for income taxes	2,239	2,211	1.27%
Net income	$5,069	$4,719	7.42%
PER SHARE DATA
Basic earnings	$0.47	$0.44	6.82%
Diluted earnings	$0.47	$0.43	8.46%
Shares outstanding	10,771,272	10,756,242
Weighted average shares -
Basic	10,771,661	10,755,788
Diluted	10,856,835	10,828,869
Dividends paid on common shares	$0.15	$0.14
PERFORMANCE RATIOS
Return on average assets	1.27%	1.26%	0.79%
Return on average equity	13.88%	14.03%	-1.07%
Return on average realized equity (A)	13.75%	14.03%	-2.00%
Net interest margin (taxable equivalent)	4.21%	4.36%	-3.44%
Efficiency (taxable equivalent) (B)	60.77%	58.29%	4.25%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$14,043	$12,664
Provision for loan losses	—	503
Charge offs	(88)	(83)
Recoveries	357	44
End of period	$14,312	$13,128
Non-performing assets:
Non-accrual loans	$2,757	$1,422
Loans 90+ days past due and still accruing	—	—
Other real estate owned	123	41
Troubled debt restructurings	—	173
Total non-performing assets	$2,880	$1,636
to total assets:	0.18%	0.11%
to total loans plus OREO:	0.24%	0.14%
Allowance for loan losses to total loans	1.19%	1.13%
Net charge-offs (recoveries)	$(269)	$39
Net charge-offs (recoveries) to average loans outstanding	-0.02%	0.00%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Nine Months Ended		Percent Increase (Decrease)
	9/30/2006	9/30/2005
INCOME STATEMENT
Interest income - taxable equivalent	$71,847	$60,002	19.74%
Interest expense	25,112	17,173	46.23%
Net interest income - taxable equivalent	46,735	42,829	9.12%
Less: taxable equivalent adjustment	1,459	1,199	21.68%
Net interest income	45,276	41,630	8.76%
Provision for loan and lease losses	610	1,595	-61.76%
Net interest income after provision for loan and lease losses	44,666	40,035	11.57%
Noninterest income	11,041	11,643	-5.17%
Noninterest expense	34,400	32,424	6.09%
Provision for income taxes	6,535	6,051	8.00%
Net income	$14,772	$13,203	11.88%
PER SHARE DATA
Basic earnings	$1.37	$1.23	11.68%
Diluted earnings	$1.36	$1.22	11.48%
Shares outstanding	10,771,272	10,756,242
Weighted average shares -
Basic	10,769,170	10,750,421
Diluted	10,851,158	10,822,208
Dividends paid on common shares	$0.45	$0.41
PERFORMANCE RATIOS
Return on average assets	1.27%	1.20%	5.83%
Return on average equity	13.91%	13.60%	2.28%
Return on average realized equity (A)	13.74%	13.67%	0.51%
Net interest margin (taxable equivalent)	4.31%	4.25%	1.41%
Efficiency (taxable equivalent) (B)	59.60%	59.64%	-0.07%
ASSET QUALITY
Beginning of period	$13,581	$11,706
Provision for loan losses	610	1,595
Charge offs	(314)	(403)
Recoveries	435	230
End of period	$14,312	$13,128
Non-performing assets:
Non-accrual loans	$2,757	$1,422
Loans 90+ days past due and still accruing	—	—
Other real estate owned	123	41
Troubled debt restructurings	—	173
Total non-performing assets	$2,880	$1,636
to total assets:	0.18%	0.11%
to total loans plus OREO:	0.24%	0.14%
Allowance for loan losses to total loans	1.19%	1.13%
Net charge-offs (recoveries)	$(121)	$173
Net charge-offs (recoveries) to average loans outstanding	-0.01%	0.02%

NOTES:	Applicable ratios are annualized
(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

			Percent Increase (Decrease)
	9/30/2006	9/30/2005
SELECTED BALANCE SHEET DATA
End of period balances
Cash and cash equivalents	$44,803	$52,874	-15.26%
Securities available for sale	267,789	215,070	24.51%
Securities held to maturity	3,326	4,284	-22.36%
Total securities	271,115	219,354	23.60%
Real estate - construction	192,113	132,073	45.46%
Real estate - 1-4 family residential	302,706	325,860	-7.11%
Real estate - commercial and multifamily	566,497	577,243	-1.86%
Commercial, financial and agricultural	101,920	84,951	19.98%
Consumer loans	34,134	41,943	-18.62%
All other loans	6,585	2,496	163.82%
Total loans	1,203,955	1,164,566	3.38%
Deferred loan costs	858	477	79.87%
Allowance for loan losses	(14,312)	(13,128)	9.02%
Net loans	1,190,501	1,151,915	3.35%
Other assets	86,135	80,750	6.67%
Total assets	1,592,554	1,504,893	5.83%
Noninterest bearing deposits	241,666	257,019	-5.97%
Money market & interest checking	347,851	379,579	-8.36%
Savings	100,462	129,051	-22.15%
CD’s and other time deposits	595,543	503,180	18.36%
Total deposits	1,285,522	1,268,829	1.32%
Federal funds purchased and securities sold under agreements to repurchase	—	15,650	-100.00%
Federal Home Loan Bank advances	65,000	40,000	62.50%
Trust preferred capital notes	20,619	20,619	0.00%
Commercial paper	61,632	15,965	286.04%
Other borrowed funds	1,335	866	54.16%
Other liabilities	11,306	8,855	27.68%
Total liabilities	1,445,414	1,370,784	5.44%
Total stockholders’ equity	$147,140	$134,109	9.72%
Accumulated comprehensive loss	$(1,137)	$(480)	136.88%

Average balances

	For the Nine Months Ended		Percent Increase (Decrease)
	9/30/2006	9/30/2005
Total assets	$1,557,652	$1,465,144	6.31%
Total stockholders’ equity	$141,955	$129,799	9.37%

	For the Three Months Ended
	9/30/2006	9/30/2005
Total assets	$1,587,664	$1,480,148	7.26%
Total stockholders’ equity	$144,848	$133,444	8.55%
OTHER DATA
End of period full time employees	569	504

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	9/30/2006	9/30/2005
Interest Income
Interest and fees on loans	$21,618	$18,335	17.91%
Interest on deposits in other banks	5	4	25.00%
Interest and dividends on securities:
Taxable	1,772	1,532	15.67%
Tax-exempt	844	641	31.67%
Dividends	131	79	65.82%
Interest income on federal funds sold	381	106	259.43%
Total interest income	24,751	20,697	19.59%

Interest Expense
Interest on deposits	7,601	5,195	46.31%
Interest on federal funds repurchased and securities sold under agreements to repurchase	25	135	-81.48%
Interest on Federal Home Loan Bank advances	860	297	189.56%
Interest on trust preferred capital notes	434	328	32.32%
Interest on commercial paper	658	80	722.50%
Interest on other borrowings	4	5	-20.00%
Total interest expense	9,582	6,040	58.64%
Net interest income	15,169	14,657	3.49%
Provision for loan losses	—	503	-100.00%
Net interest income after provision for loan losses	15,169	14,154	7.17%

Noninterest Income
Retail banking fees	1,793	1,745	2.75%
Commissions and fees from fiduciary activities	728	696	4.60%
Brokerage fee income	169	158	6.96%
Other operating income	306	247	23.89%
Gain on sale of fixed assets	216	2	10700.00%
Gain (loss) on securities available for sale	—	—	—
Gains (losses) on sale of other real estate owned	—	—	—
Gain on sale of mortgage loans	686	1,022	-32.88%
Total noninterest income	3,898	3,870	0.72%

Noninterest Expense
Compensation and employee benefits	6,636	6,456	2.79%
Net occupancy expense	750	787	-4.70%
Supplies and equipment expenses	1,042	919	13.38%
Amortization-intangible assets	161	158	1.90%
Marketing	329	296	11.15%
State franchise tax	252	208	21.15%
Data processing	333	315	5.71%
Telecommunications	223	273	-18.32%
Professional fees	355	232	53.02%
Other operating expenses	1,678	1,450	15.72%
Total noninterest expense	11,759	11,094	5.99%

Income before income taxes	7,308	6,930	5.45%
Income tax expense	2,239	2,211	1.27%
Net income	$5,069	$4,719	7.42%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Nine Months Ended		Percent Increase (Decrease)
	9/30/2006	9/30/2005
Interest Income
Interest and fees on loans	$61,885	$51,501	20.16%
Interest on deposits in other banks	70	11	536.36%
Interest and dividends on securities:
Taxable	4,782	4,967	-3.72%
Tax-exempt	2,504	1,937	29.27%
Dividends	357	261	36.78%
Interest income on federal funds sold	790	126	526.98%
Total interest income	70,388	58,803	19.70%

Interest Expense
Interest on deposits	20,157	14,815	36.06%
Interest on federal funds repurchased and securities soldunder agreements to repurchase	173	423	-59.10%
Interest on Federal Home Loan Bank advances	2,065	936	120.62%
Interest on trust preferred capital notes	1,209	904	33.74%
Interest on commercial paper	1,491	82	1718.29%
Interest on other borrowings	17	13	30.77%
Total interest expense	25,112	17,173	46.23%

Net interest income	45,276	41,630	8.76%
Provision for loan losses	610	1,595	-61.76%
Net interest income after provision for loan losses	44,666	40,035	11.57%

Noninterest Income
Retail banking fees	5,166	5,219	-1.02%
Commissions and fees from fiduciary activities	2,321	2,207	5.17%
Brokerage fee income	566	519	9.06%
Other operating income	722	799	-9.64%
Gain on sale of fixed assets	292	1	29100.00%
Gain (loss) on securities available for sale	(199)	296	-167.23%
Gain on sale of branches	—	421	—
Gain on sale of mortgage loans	2,173	2,181	-0.37%
Total noninterest income	11,041	11,643	-5.17%

Noninterest Expense
Compensation and employee benefits	19,833	18,552	6.90%
Net occupancy expense	2,248	2,184	2.93%
Supplies and equipment expenses	3,035	3,127	-2.94%
Amortization-intangible assets	417	485	-14.02%
Marketing	762	754	1.06%
State franchise tax	716	662	8.16%
Data processing	1,024	942	8.70%
Telecommunications	770	770	0.00%
Professional fees	634	629	0.79%
Other operating expenses	4,961	4,319	14.86%
Total noninterest expense	34,400	32,424	6.09%

Income before income taxes	21,307	19,254	10.66%
Income tax expense	6,535	6,051	8.00%
Net income	$14,772	$13,203	11.88%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(Dollars in thousands)

	Three months ended September 30,
	2006			2005
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,192,675	$21,658	7.20%	$1,130,355	$18,383	6.45%
Investment securities
Taxable	171,150	1,903	4.41%	164,792	1,610	3.88%
Tax exempt	84,315	1,299	6.11%	61,207	988	6.40%

Total investments	255,465	3,202	4.97%	225,999	2,598	4.56%

Interest bearing deposits	575	5	3.45%	823	4	1.93%
Federal funds sold	28,174	381	5.37%	12,422	106	3.39%

	284,214	3,588	5.01%	239,244	2,708	4.49%

Total earning assets	1,476,889	25,246	6.78%	1,369,599	21,091	6.11%

Total nonearning assets	110,775			110,549

Total assets	$1,587,664			$1,480,148

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$166,206	$240	0.57%	$189,899	$202	0.42%
Money market	170,955	1,020	2.37%	176,364	601	1.35%
Savings	104,623	179	0.68%	130,959	222	0.67%
Time deposits:
Less than $100,000	406,289	4,040	3.95%	363,943	2,883	3.14%
$100,000 and more	194,008	2,122	4.34%	138,015	1,287	3.70%

Total interest-bearing deposits	1,042,081	7,601	2.89%	999,180	5,195	2.06%

Federal funds purchased and securities sold under agreements to repurchase	1,829	25	5.42%	17,607	135	3.04%
Federal Home Loan Bank advances	69,348	860	4.92%	32,018	297	3.68%
Trust preferred capital notes	20,619	434	8.35%	20,619	328	6.31%
Commercial paper	56,092	658	4.65%	10,345	80	3.07%
Other borrowings	374	4	4.24%	444	5	4.47%

	148,262	1,981	5.30%	81,033	845	4.14%

Total interest-bearing liabilities	1,190,343	9,582	3.19%	1,080,213	6,040	2.22%

Total noninterest-bearing liabilities	252,473			266,491

Total liabilities	1,442,816			1,346,704
Stockholders’ equity	144,848			133,444

Total liabilities and stockholders’ equity	$1,587,664			$1,480,148

Net interest income (tax equivalent)		$15,664			$15,051

Average interest rate spread			3.59%			3.89%
Interest expense as percentage of average earning assets			2.57%			1.75%
Net interest margin			4.21%			4.36%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(Dollars in thousands)

	Nine months ended Septermber 30,
	2006			2005
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net	$1,179,781	$61,996	7.03%	$1,102,011	$51,650	6.27%
Investment securities
Taxable	159,480	5,139	4.31%	178,407	5,216	3.91%
Tax exempt	83,102	3,852	6.20%	61,645	2,999	6.50%

Total investments	242,582	8,991	4.96%	240,052	8,215	4.58%

Interest bearing deposits	3,439	70	2.72%	524	11	2.81%
Federal funds sold	27,148	790	3.89%	6,417	126	2.63%

	273,169	9,851	4.83%	246,993	8,352	4.53%

Total earning assets	1,452,950	71,847	6.62%	1,349,004	60,002	5.95%

Total nonearning assets	104,702			116,140

Total assets	$1,557,652			$1,465,144

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$173,469	$683	0.53%	$194,863	$601	0.41%
Money market	164,785	2,399	1.95%	172,382	1,544	1.20%
Savings	111,483	548	0.66%	132,972	665	0.67%
Time deposits:
Less than $100,000	390,365	10,833	3.71%	365,460	8,454	3.09%
$100,000 and more	184,747	5,693	4.12%	133,570	3,551	3.55%

Total interest-bearing deposits	1,024,849	20,156	2.63%	999,247	14,815	1.98%

Federal funds purchased and securities sold under agreements to repurchase	12,074	173	1.92%	22,868	423	2.47%
Federal Home Loan Bank advances	60,470	2,065	4.57%	30,715	936	4.07%
Trust preferred capital notes	20,619	1,210	7.85%	20,619	904	5.86%
Commercial paper	45,142	1,491	4.42%	3,603	82	3.04%
Other borrowings	365	17	6.23%	1,098	13	1.58%

	138,670	4,956	4.78%	78,903	2,358	4.00%

Total interest-bearing liabilities	1,163,519	25,112	2.89%	1,078,150	17,173	2.13%

Total noninterest-bearing liabilities	252,178			257,195

Total liabilities	1,415,697			1,335,345
Stockholders’ equity	141,955			129,799

Total liabilities and stockholders’ equity	$1,557,652			$1,465,144

Net interest income (tax equivalent)		$46,735			$42,829

Average interest rate spread			3.73%			3.82%
Interest expense as percentage of average earning assets			2.31%			1.70%
Net interest margin			4.31%			4.25%